Exhibit 23.6
CONSENT OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
NxStage Medical, Inc.
439 South Union Street, 5th Floor
Lawrence, Massachusetts 08143
We hereby consent to the inclusion of our opinion letter dated June 4, 2007 to the Board of Directors of NxStage Medical, Inc. as Annex B to the proxy statement/prospectus which forms a part of the Registration Statement on Form S-4 being filed with the SEC on July 26, 2007 and to the references to such opinion and our name contained in such proxy statement/prospectus under the captions “Summary — Opinion of NxStage’s Financial Advisor Regarding the Stock Purchase ”; “The Stock Purchase — Background of the Stock Purchase”; “The Stock Purchase — Our Reasons for the Stock Purchase”; and “The Stock Purchase — Opinion of NxStage’s Financial Advisor” . In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or to the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.
Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the version of the Registration Statement of NxStage Medical, Inc. being filed on July 26, 2007 and that our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement (including any subsequent amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ John M. Hartke

New York, New York
July 26, 2007